UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston,	Texas	77056
(Address of principal executive offices)				(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Forms of Award Agreement and Equity Awards - Named Executive Officer

On January 18, 2022, the Board of Directors (the “Board”) of Weatherford International plc (the “Company”) approved forms of restricted share unit (“RSU”) award agreement and performance share unit (“PSU”) award agreement (collectively, the “Award Agreements”) under the Company’s Second Amended and Restated 2019 Equity Incentive Plan for 2022 (the “2019 EIP”).

Awards made under the form RSU award agreement for our named executive officers generally vest in three equal annual installments over the three-year period from the date of grant. Awards made under the form PSU award agreement may be earned between 0% and 200% of the target award based on achievement of performance goals determined by the Committee (as defined in the 2019 EIP) and will vest following the completion of a three-year performance period. The underlying metrics are competitively sensitive information; therefore, they will be disclosed only in our future disclosures as performance periods are completed.

Under the RSU award agreement applicable to our named executive officers, upon a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Award Agreements), as applicable, the participant will be entitled to accelerated vesting of a pro-rated portion of the next eligible tranche of any outstanding RSUs based on days elapsed in each tranche. Upon a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan), all outstanding RSUs granted under the Award Agreements will accelerate and vest upon such termination of employment. All unvested RSUs are immediately forfeited if a participant’s service to the Company is terminated for any other reason.

Under the PSU award agreement applicable to our named executive officers, upon a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Award Agreements), as applicable, the participant will be eligible for accelerated vesting of outstanding PSUs, which will settle at the end of the applicable performance period based on actual performance through the end of the performance period, pro-rated for days elapsed prior to the date of termination. If a Change in Control (as defined in the Company’s Change in Control Severance Plan) occurs within 12 months following the grant date, and the participant experiences a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan), the PSUs will vest at target performance. If the Change in Control occurs on or after 12 months following the grant date and the Participant experiences a Qualifying Termination, the PSUs will vest at the greater of target achievement or the actual performance through the date of such Change in Control. Upon a participant’s termination of service for any other reason, all unvested PSUs will be immediately forfeited.

Each of the Award Agreements will be used to grant equity-based awards to Messrs. Saligram, Jennings and Weatherholt, with respect to the following numbers of ordinary shares of the Company per award:

	RSUs	PSUs
Girish K. Saligram	84,518	126,777
H. Keith Jennings	34,025	34,025
Scott C. Weatherholt	21,691	21,691

The foregoing summary is qualified in its entirety by the forms of Award Agreements, which are filed as Exhibits 10.01 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Approval of Forms of Award Agreement - Directors

On January 18, 2022, the Board also approved a form of RSU award agreement for the Company’s non-executive directors under the 2019 EIP. Awards made under the form RSU award agreement for our directors fully vest on the first anniversary of the date of grant. The RSUs will accelerate and vest if a non-executive director is terminated by the Company without cause or due to the non-executive director’s death or disability. If a non-executive director is terminated for any other reason, all unvested RSUs are immediately forfeited.

The foregoing summary is qualified in its entirety by the form of Director Award Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
*10.1	Form of Executive Officer Restricted Share Unit Award Agreement
*10.2	Form of Executive Officer Performance Share Unit Award Agreement
*10.3	Form of Non-Executive Director Restricted Share Unit Award Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
*    Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: January 20, 2022
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel, and Chief Compliance Officer